UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2025

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Option Agreement for the Repurchase of Warrants

As previously disclosed, on September 21, 2023, Oramed Pharmaceuticals Inc. (the “Company”) entered into and consummated the transactions contemplated by a Securities Purchase Agreement (as amended by that certain Amendment No.1 thereto, the “2023 SPA”) with Scilex Holding Company (“Scilex”) and Acquiom Agency Services LLC (the “Agent”). Pursuant to the 2023 SPA, Scilex issued to the Company (i) a Senior Secured Promissory Note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Tranche A Note”), and (ii) warrants to purchase up to an aggregate of 13,000,000 shares of Scilex’ common stock, par value $0.0001 per share (“Scilex Common Stock”) at an exercise price of $0.01 per share (the “Penny Warrants”). The Company subsequently exercised Penny Warrants to purchase an aggregate of 6,500,000 shares of Scilex Common Stock, and currently holds Penny Warrants to purchase an aggregate of 6,500,000 additional shares of Scilex Common Stock (the “Subject Warrants”). On April 15, 2025, Scilex completed a reverse stock split of its common stock at a ratio of 1-for-35 (the “Scilex Reverse Stock Split”). The terms of the Penny Warrants provide that the exercise price and amounts of Scilex Common Stock issuable pursuant to such warrants will not adjust as a result of a reverse stock split. Accordingly, following the Scilex Reverse Stock Split, the exercise price of the Penny Warrants continues to be $0.01 per share and the Company continues to hold Penny Warrants exercisable for 6,500,000 shares of Scilex Common Stock.

On July 22, 2025, the Company entered into an Option Agreement for the Repurchase of Warrants with Scilex (the “Option Agreement”) pursuant to which, among other things, the Company granted Scilex an option (the “Option”) to repurchase the Subject Warrants in two tranches (the “Warrant Repurchase”) for an aggregate purchase price of $27,000,000 (the “Warrant Repurchase Amount”), subject to the terms and conditions set forth therein. In consideration of the Option, Scilex agreed to pay $1,500,000 (the “Option Payment Amount”) to the Company in two equal installments occurring on or before August 8, 2025 and December 16, 2025, respectively. Provided that Scilex has made the applicable option payment on or before such dates, it shall be entitled to purchase the Subject Warrants as follows: (i) on or before September 30, 2025, it may repurchase 3,130,000 Subject Warrants for an aggregate purchase price of $13,000,000, and (ii) on or before December 31, 2025, it may repurchase 3,370,000 Subject Warrants for an aggregate purchase price of $14,000,000. Additionally, if Scilex effects the Warrant Repurchase and has paid the Option Payment Amount and Warrant Repurchase Amount in full, in accordance with the terms of the Option Agreement, then the maturity date of the Tranche A Note shall be extended to March 31, 2026 and any make-whole payment due thereunder upon prepayment shall be waived.

The Company agreed to not exercise the Subject Warrants until the earlier of the date on which (i) Scilex forfeits the right to exercise all or part of the Option pursuant to the terms of the Option Agreement and (ii) the termination of the Option Agreement pursuant to its terms (an “Option Termination”).

The Option Agreement contains customary representations and warranties of the Company and Scilex. The Option Agreement may be terminated by the Company by written notice to Scilex if Scilex (i) fails to make any of the payments required under the Option Agreement or (ii) has not exercised the Option by the applicable date set forth in the Option Agreement.

Pursuant to the terms of the Option Agreement, Scilex agreed that, if the Option Agreement is terminated pursuant to the terms set forth therein, it will use commercially reasonable efforts to obtain the approval of its stockholders to permit the issuance of shares of Scilex Common Stock in excess of the Stockholder Approval Cap (as defined in the Option Agreement) upon exercise of any Subject Warrants retained by the Company following such termination, subject to the terms and conditions set forth therein. The Company agreed that it would only exercise the Subject Warrants to the extent that such exercise would not cause the issuance of shares of Scilex Common Stock in excess of 19.9% of the total number of shares of Scilex Common Stock issued and outstanding immediately prior to the original issuance date of the Subject Warrants (after giving effect to the Scilex Reverse Stock Split) unless Scilex obtains stockholder approval for such issuance.

The foregoing summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 15, 2025, the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”), which stated that the Company owned 185,715 Subsequent Penny Warrants (which are referred to in this Current Report on Form 8-K as the Penny Warrants) with an exercise price of $0.35 per share after giving effect to the Scilex Reverse Stock Split. The Company is hereby clarifying that the exercise price and amounts of Scilex Common Stock issuable pursuant to such warrants did not adjust as a result of Scilex’s Reverse Stock Split. Accordingly, as noted above in Item 1.01, following the Scilex Reverse Stock Split, the exercise price of the Penny Warrants continues to be $0.01 per share and the Company continues to hold Penny Warrants exercisable for 6,500,000 shares of Scilex Common Stock. This clarification has no impact on the Company’s financial position, results of operations, or cash flows as of March 31, 2025, as reported in the Form 10-Q. This clarification is being provided to ensure alignment between the Company’s public disclosures and the specific terms of the Penny Warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1#	Option Agreement for Repurchase of Warrants, dated July 22, 2025, between Scilex Holding Company and Oramed Pharmaceuticals Inc.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

#	Certain portions of this document constitute confidential information and have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

July 23, 2025

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